SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 17, 2004


                               G&K Services, Inc.
             (Exact name of registrant as specified in its charter)


         Minnesota                    0-4063                 41-0449530
(State or other jurisdiction      (Commission File          (IRS Employer
      of incorporation)               Number)             Identification No.)


            5995 Opus Parkway, Suite 500, Minnetonka, Minnesota 55343
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (952) 912-5500


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


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Item 7. Financial Statements and Exhibits.

        (c)  Exhibits.

             99.1  Press Release dated August 17, 2004.

Item 12. Disclosure of Results of Operations and Financial Condition

The information in this Item is furnished to, but not filed with, the Securities and Exchange Commission (the "Commission") solely under Item 12 of Form 8-K, "Results of Operations and Financial Condition."

On August 17, 2004, G&K Services, Inc. issued a press release announcing its financial results for the fiscal quarter ended July 3, 2004. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference. The press release contains certain non-GAAP financial measures, including the organic industrial rental growth rate and free cash flow. The organic industrial rental growth rate is calculated using industrial rental revenue adjusted for foreign currency exchange rate differences, revenue from newly acquired locations and the extra week recorded in the current quarter compared to prior-period results. Management believes that by eliminating the impact of the U.S.-Canadian exchange rate, the effects of the Company's recent business acquisitions and the impact of the extra week recorded in the current quarter, the organic industrial rental growth rate better reflects the growth of our existing industrial business and is therefore useful in analyzing the financial condition of the Company and the results of its operations. Free cash flow is cash provided by operating activities less capital expenditures. Management believes that this is an important financial measure because it indicates the Company's ability to expand, acquire additional business, pursue debt reduction and pay dividends.

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               G&K SERVICES, INC.
                                               (Registrant)



Date: August 17, 2004                          By: /s/ Jeffrey L. Wright
                                                  ------------------------------
                                               Name:   Jeffrey L. Wright
                                               Title:  Senior Vice President and
                                                       Chief Financial Officer


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                                  EXHIBIT INDEX


Exhibit No.                Description
-----------                -----------

99.1                       Press Release dated August 17, 2004